SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2009

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

To the extent applicable, the contents of Item 8.01 below are incorporated into this Item 1.01.

Item 8.01.              Other Events.

See Exhibit 99 hereto for a press statement issued by MAXXAM Inc. ("MAXXAM") on April 28, 2009.  MAXXAM has previously disclosed the Wilson federal and state actions pending against the company and its Chairman of the Board, Charles E. Hurwitz.  The press statement announces that a settlement has been reached with the plaintiffs in these actions.

The agreement provides for MAXXAM to pay a total of $4.0 million to settle the two actions.  This amount compares to the legal fees that would have been incurred in continuing to defend the litigation.  There was no admission of liability by either defendant.

The settlement has also been approved by the federal district court in which the federal action was pending.  Subject to consent to the settlement by the federal and state governments, neither of which chose to join in the lawsuits, this settlement brings an end to these actions against the company and Mr. Hurwitz.

Item 9.01.              Financial Statements and Exhibits.

(c)                   Exhibits

99.1	Statement issued by the Registrant on April 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: April 28, 2009	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Statement issued by the Registrant on April 28, 2009

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